As filed with the Securities and Exchange Commission on July 1, 1996
                                         Registration No. 333-_______________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------


                                ALEXANDER'S, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                         51-0100517
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                       Identification Number)

                             Park 80 West, Plaza II
                         Saddle Brook, New Jersey 07663
                    (Address of Principal Executive Offices)

                                Alexander's, Inc.
                               Omnibus Stock Plan
                            (Full title of the plan)
                            -------------------------


                                  Joseph Macnow
                             Chief Financial Officer
                                Alexander's, Inc.
                             Park 80 West, Plaza II
                         Saddle Brook, New Jersey 07663
                     (Name and address of agent for service)

                                 (201) 587-8541
          (Telephone number, including area code, of agent for service)

                            -------------------------


                                   Copies to:
                            Douglas P. Bartner, Esq.
                               Shearman & Sterling
                              599 Lexington Avenue
                          New York, New York 10022-6069


                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
               Title of                       Amount           Proposed Maximum      Proposed Maximum        Amount of
           Securities to be                    to be          Offering Price Per         Aggregate          Registration
              Registered                    Registered            Share (*)         Offering Price (*)          Fee
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock                                  350,000                 $73.25              $25,637,500          $8840.52
par value $1.00 per share                     Shares
===========================================================================================================================

(*) The price shown is the average of the high and low prices of the Common
    Stock on the New York Stock Exchange consolidated reporting system on June 25, 1996, in accordance with Rule 457(c), and is being utilized solely for the purpose of calculating the registration fee.

================================================================================

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*





















- --------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents are incorporated by reference in this Registration Statement:

                  (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                  (b) the description of the Registrant's common stock, par value $1.00 per share, contained in the Registrant's Registration Statement on Form 10 (File No. 1-6064) for registration of such common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (c) the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1996, filed on May 13, 1996; and

                  (d) the Registrant's Current Report on Form 8-K filed January 3, 1996.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers under certain circumstances. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's Certificate of Incorporation, By-laws, agreements or otherwise.

         The Registrant's Certificate of Incorporation provides that the Registrant's officers and directors will be indemnified to the fullest extent permitted by Delaware law. In addition, to the fullest extent permitted by Delaware law, no director of the Registrant shall be personally liable to the Registrant or the stockholders for monetary damages for breach of the director's fiduciary duty. Such provision does not limit a director's liability to the Registrant or its stockholders resulting from: (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

         The Registrant's Certificate of Incorporation provides that the Registrant shall pay the expenses incurred by an officer or a director of the Registrant in defending a civil or criminal action, suit, or proceeding involving such person's acts or omissions as an officer or a director of the Registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant or its stockholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Unless ordered by a court, indemnification of an officer shall be made by the Registrant only as authorized in a specific case upon the determination that indemnification of the officer or director is proper under the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (i) by majority vote of the directors of the Registrant who are not parties to the action, suit or proceeding, (ii) by independent legal counsel in a written opinion, or (iii) by the stockholders of the Registrant. The Registrant's Certificate of Incorporation authorizes the Registrant to pay the expenses incurred by an officer or a director in defending a civil or criminal action, suit, or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of such person to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Registrant.

         The Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or is liable as a director of the Registrant, or is or was serving, at the request of the Registrant, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, regardless of whether the Registrant would have power to indemnify him against such liability.

         The Registrant has purchased a policy of directors' and officers' insurance that insures both the Registrant and its officers and directors against expenses and liabilities of the type normally insured against under such policies, including the expense of the indemnifications described above.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  The following exhibits are filed as part of this Registration
Statement:

4.1               Alexander's, Inc. Omnibus Stock Plan.

4.2 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-62779)).

4.3 By-laws of the Registrant (incorporated by reference to Exhibit 3(B) to the Registrant's Annual Report on Form 10-K filed July 27, 1991).

5 Opinion of Shearman & Sterling re legality of common stock being registered.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Shearman & Sterling (included in Exhibit 5).

24                Powers of Attorney (included on signature page).

Item 9.  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saddle Brook, State of New Jersey on the 1st day of July, 1996.

                                ALEXANDER'S, INC.


                                By: /s/ Joseph Macnow
                                   ___________________________________________
                                    Name:  Joseph Macnow
                                    Title:  Vice President, Chief Financial
                                              Officer


                                POWER OF ATTORNEY

         Each of the undersigned whose signature appears below hereby constitutes and appoints Steven Roth and Joseph Macnow, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on July 1, 1996.

          Signature                            Title
          ---------                            -----

     /s/  Steven Roth                    Chief Executive Officer and
_______________________________          Director (principal executive
          Steven Roth                    officer)

     /s/  Joseph Macnow                    Vice President -- Chief
_______________________________            Financial Officer and Principal
          Joseph Macnow                    Accounting Officer (principal
                                           financial officer and principal
                                           accounting officer)


   /s/  Thomas R. DiBenedetto              Director
_______________________________
        Thomas R. DiBenedetto

   /s/  David Mandelbaum                   Director
_______________________________
        David Mandelbaum

   /s/  Stephen Mann                       Chairman of the Board of
_______________________________            Directors
        Stephen Mann

   /s/  Arthur I. Sonnenblick              Director
_______________________________
        Arthur I. Sonnenblick

   /s/  Neil Underberg                     Director
_______________________________
        Neil Underberg

   /s/  Richard R. West                    Director
_______________________________
        Richard R. West

  /s/  Russell B. Wight, Jr.               Director
_______________________________
       Russell B. Wight, Jr.

                                  Exhibit Index

Exhibit No.                             Description of Document

4.1               Alexander's, Inc. Omnibus Stock Plan.

4.2 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-62779)).

4.3 By-laws of the Registrant (incorporated by reference to Exhibit 3(B) to the Registrant's Annual Report on Form 10-K, filed July 27, 1991).

5 Opinion of Shearman & Sterling re legality of common stock being registered.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Shearman & Sterling (included in Exhibit 5).

24                Powers of Attorney (included on signature page).